Exhibit 10.5


                                 SETTLEMENT AGREEMENT
                                 --------------------


               SETTLEMENT AGREEMENT, dated as of the 28th day of March, 1996, by and between WARNER INSURANCE SERVICES, INC., a Delaware corporation ("Warner") and CLARENDON NATIONAL INSURANCE COMPANY, a New Jersey corporation ("Clarendon").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -


               WHEREAS, Warner and Clarendon are parties to that certain Agreement, dated as of October 8, 1992, by and between Clarendon and Warner (hereinafter referred to as the "Services Contract") pursuant to which Warner has performed insurance services for Clarendon;

               WHEREAS, the parties acknowledge that on March 1, 1996, Warner transferred (the "Transfer") certain of its assets relating to Warner's Insurance Services Division (the "ISD Assets") to MDA Services, Inc., a Delaware corporation and a wholly-owned subsidiary of The Robert Plan Corporation and that from such date, Warner has terminated its Insurance Services Division;

               WHEREAS, Warner desires to be released from its future obligations under the Services Contract and Clarendon desires to release Warner from such obligations under the Services Contract as herein set forth;

               WHEREAS, to induce Clarendon to release Warner from such obligations under the Services Contract, Warner will make a lump sum cash payment to Clarendon in the total amount of $1.6 million.

               NOW THEREFORE, in consideration of the mutual premises and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

               Section 1.  Settlement Payment.  On the Closing Date (as
                           ------------------
     hereinafter defined), Warner shall make a cash payment to Clarendon in the total amount of $1.6 million (the "Settlement Payment").

               Section 2.  Services Contract Release.  On the Closing Date, in
                           -------------------------
     consideration of the Settlement Payment to Clarendon pursuant to Section 1 hereto, Clarendon shall release Warner from its obligations under the Services Contract, and such release shall be in, or substantially in the form annexed hereto as Exhibit A ("the Services Contract Release").

               Section 3.  Closing Date.  The closing of the settlement
                           ------------
     transactions herein contemplated (the "Closing") will take place on March 29, 1996 at 10:00 A.M. at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 or such other date and time upon which the parties may mutually agree (the "Closing Date").

               Section 4.  Representations and Warranties of Warner.  In order
                           ----------------------------------------
     to induce Clarendon to enter into this Agreement and to consummate the transactions contemplated hereunder, Warner hereby represents and warrants to Clarendon as follows:

               4.1  Corporate Existence and Qualification.  Warner is a
                    -------------------------------------
     corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Warner has all requisite corporate power to execute and deliver this Settlement Agreement and the Services Contract Release, and to perform its obligations under each such agreement.

               4.2  Authorization of Settlement Agreement; Services Contract
                    --------------------------------------------------------
     Release; Settlement Payment; Validity.  The execution and delivery by
     -------------------------------------
     Warner of this Settlement Agreement and the Services Contract Release, and the payment of the Settlement Payment, have been duly authorized by all requisite corporate action on behalf of Warner. This Settlement Agreement has been duly executed and delivered by Warner, and the Settlement Agreement constitutes, and, when executed, the Services Contract Release will constitute, the legal, valid and binding obligations of Warner, enforceable against Warner in accordance with their respective terms, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

               4.3  Effect of Agreements.  Neither the execution and delivery of
                    --------------------
     this Settlement Agreement, the Services Contract Release by Warner, nor compliance by Warner with the provisions of this Agreement and the Services Contract Release by Warner (i) violates or will violate, conflicts or will conflict with, or results or will result in a breach of any provision, term or condition of, or constitutes or will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of a lien upon any of the properties or assets of Warner or any subsidiary of Warner under the terms, conditions or provisions of (x) the Certificate of Incorporation, as amended, the By-Laws, as amended, of Warner, or of any of its subsidiaries, or (y) any other agreement or instrument to which Warner or any subsidiary of Warner is a party, or by which any of them is bound, or any of their respective properties or assets, may be subject, or (ii) violates any judgment, ruling, order, writ, injunction, decree, law, statute, ordinance, rule or regulation, domestic or foreign, applicable to Warner or any other subsidiary of Warner or any of their respective properties or assets, except in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, which, in the aggregate, would not have any material adverse effect on the condition (financial or otherwise) or the operations of Warner and its subsidiaries taken as a whole, the business or on the ability of the parties to consummate the transactions contemplated hereby.

               4.4  Performance of Services Contract.  Warner has and will
                    --------------------------------
     perform, or will cause MDA Services, Inc. to perform, all of Warner's obligations under the Services Contract up to the Closing Date, except for the following obligations which are being released by Clarendon in this transaction:

                      (i) refunds due Clarendon as a result of commission adjustments (swing up/down);

                     (ii)   return commission due Clarendon;

                    (iii) Warner's obligation to reimburse Clarendon for uncollected premium due from insureds; subject, however, to Warner's obligation to transfer claims for such uncollected premium to Clarendon pursuant to Section 6.3 hereof; and

                     (iv) Warner's claims run-off obligations to Clarendon after the Closing Date.

               Section 5.  Representations and Warranties of Clarendon.  In
                           -------------------------------------------
     order to induce Warner to enter into this Settlement Agreement and to consummate the transactions hereunder, Clarendon hereby represents and warrants to Warner as follows:

               5.1  Corporate Existence and Qualification.  Clarendon is a
                    -------------------------------------
     corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Clarendon has all requisite corporate power to execute and deliver this Settlement Agreement and the Services Contract Release, and to perform its obligations under each such agreement.

               5.2  Authorization of Settlement Agreement and Services Contract
                    -----------------------------------------------------------
     Release; Validity.  The execution and delivery by Clarendon of this
     -----------------
     Settlement Agreement and the Services Contract Release and the consummation by Clarendon of the settlement transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on behalf of Clarendon. This Settlement Agreement has been duly executed and delivered by Clarendon, and this Settlement Agreement constitutes, and when executed, the Services Contract Release will constitute, the legal, valid and binding obligations of Clarendon, enforceable against Clarendon in accordance with their respective terms, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

               5.3  Effect of Agreements.  Neither the execution and delivery of
                    --------------------
     this Settlement Agreement, or the Services Contract Release by Clarendon, nor compliance by Clarendon with the provisions of this Settlement Agreement or the Services Contract Release by Clarendon (i) violates or will violate, conflicts or will conflict with, or results or will result in a breach of any provision, term or condition of, or constitutes or will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of a lien upon any of the properties or assets of Clarendon or any affiliated entity of Clarendon under the terms, conditions or provisions of (x) the charter documents of Clarendon or any of its affiliated entities, or (y) any other agreement or instrument to which Clarendon or any affiliated entity of Clarendon is a party, or by which any of them is bound, or any of their respective properties or assets, may be subject, or (ii) violates any judgment, ruling, order, writ, injunction, decree, law, statute, ordinance, rule or regulation, domestic or foreign, applicable to Clarendon or any other affiliated entity of Clarendon or any of their respective properties or assets, except in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, which, in the aggregate, would not have any material adverse effect on the condition (financial or otherwise) or the operations of Clarendon and its affiliated entities taken as a whole, the business or on the ability of the parties to consummate the transactions contemplated hereby.

               Section 6.  Covenants of Warner.
                           -------------------

               6.1  Covenant to Pay for Servicing of Clarendon Business by MDA
                    ----------------------------------------------------------
     Services, Inc. Until the Closing Date.  Warner covenants and agrees to pay
     -------------------------------------
     the full amount of the cost of servicing the insurance services business of Clarendon (the "Clarendon Insurance Services Business") by MDA Services, Inc., accrued from the date of Transfer until the Closing Date, which Warner would have been obligated to service under the Services Contract prior to the Transfer of the ISD Assets.

               6.2  Covenant to Pay for Costs of Clarendon Business Up to the
                    ---------------------------------------------------------
     Closing Date.  Warner covenants and agrees to remain fully responsible for
     ------------
     and to pay all costs incurred and accrued (including all legal and any other allocated loss adjustment expenses) in connection with servicing the Clarendon Insurance Services Business up to the Closing Date.

               6.3  Covenant to Assign Causes of Action.  Warner covenants and
                    -----------------------------------
     agrees to duly assign and transfer to Clarendon in writing on the Closing Date pursuant to the form of Assignment attached hereto as Exhibit B any and all rights, claims, and causes of action it may have against insureds and third party insurance producers arising out of the Clarendon Insurance Services Business; and Warner covenants and agrees to deliver to Clarendon within three (3) business days of the Closing Date a list of such insureds and third party insurance producers against whom Warner or Clarendon has or may have such rights, claims or causes of action, which list shall set forth the names and addresses of such persons, the amount of claim against each and the status of each such claim (i.e., pending reports of salvage,
                                             ----
     subrogation, return premium, return producer commission and bad debts).

               6.4  Covenant to Deliver Data to Clarendon and Perform the
                    -----------------------------------------------------
     Following Acts.  Warner covenants and agrees to deliver or cause to be
     --------------
     delivered to Clarendon, and to perform, or cause to be performed, the following acts to enable Clarendon to service the Clarendon Insurance Services Business pursuant to Section 7.2 hereof:

                    (a)  All mail and electronic communications (i.e., fax,
                                                                 ----
     telephone, etc.) directed to Clarendon (or to Warner or MDA Services, Inc. on behalf of Clarendon) regarding the Clarendon Insurance Services Business will be promptly forwarded to Clarendon. For this purpose, Clarendon will arrange for a FedEx envelope supply or courier service.

                    (b) All telephone inquiries received by Warner or MDA Services, Inc. after the Closing Date regarding Clarendon Insurance Services Business shall be redirected to a telephone number to be supplied by Clarendon on the Closing Date.

                    (c) Within three (3) business days after the Closing Date, modem access must be made available to Clarendon to enable it or its representatives to access the policy system and claims system utilized by Warner to administer the Clarendon Insurance Services Business. Warner shall cause MDA Services, Inc. to provide such modem access at Warner's expense.

                    (d) Similarly, within three (3) business days after the Closing Date, hard copies of policies, correspondence and relevant documents pertaining to the Clarendon Insurance Services Business must be made available to Clarendon at Clarendon's request. For this purpose, Warner shall cause MDA Services, Inc. to provide such hard copies at Warner's expense.

                    (e)(1) Within five (5) business days after the Closing Date, Warner will, or will cause MDA Services, Inc. to, pack-up and make available to Clarendon or its representatives for removal the following:

                         (i) All open claim files in numbered sequence by feature.

                        (ii)  All open salvage files.

                       (iii)  All SIU files.

                        (iv) All unmatched mail, reports, appraisals or other documents which have not been matched to a particular claim file and any mail matched to a file but with respect to which no response has been made and no action has been taken, such mail to be designated by sticker "New Mail."

                    (e)(2) Within three (3) weeks following the Closing Date, Warner will, or will cause MDA Services, Inc. to, pack-up and make available to Clarendon or its representatives for removal, all closed claim files in sequential order by feature type and all closed salvage files; provided, however, that Clarendon may elect within five (5) business days after the Closing Date to leave such files on the premises of Warner or MDA Services, Inc. for up to thirty (30) additional days before pick-up.

                    (f) Within five (5) business days after the Closing Date, tape in access format of all claims by feature with the following data:

                         (i)  Insured's name.

                        (ii)  Claimant's name.

                       (iii)  Claim number.

                        (iv)  Policy number.

                         (v)  Feature type.

                        (vi)  Claim status.

                    (g) Within three (3) business days after the Closing Date, a copy of the salvage system data base, if in existence.

                    (h) Within five (5) business days after the Closing Date, a print-out of:

                         (i)  Pending salvage.

                        (ii)  Current suit log.

                       (iii)  Current complaint log.

                        (iv)  Diary by feature, including all old diary (year
                    2000).

                         (v)  Pending subrogation files.

                    (i) Immediately following the end of the month in which the Closing Date occurs, the following reports:

                         (i) Detailed report of all transactions (the 110 Report) and detailed reports of each outstanding feature (the 300 Report).

                        (ii)  Large loss and excess medical report (XM Report).

                       (iii)  Incurred loss by accident year report.

                    (j) Within seven (7) business days following the end of the month in which the Closing Date occurs, the following reports from inception to date:

                         (i)  Losses paid net of salvage and subrogation.

                        (ii)  Losses paid - recoverable from UCJF.

                       (iii)  Salvage and Subrogation recovered.

                        (iv)  Loss reserves.

                         (v)  Loss reserves recoverable from UCJF.

                        (vi)  Agents balance recoverables.

                    (k) On the Closing Date Warner shall send a letter to all third-party providers (i.e. attorneys, appraisers, adjusters, etc.) in
                            ----
     connection with the Clarendon Insurance Services Business advising them that Clarendon has assumed the obligation to service the Clarendon Insurance Services Business; that all invoices for their services provided up to the Closing Date should be sent to Warner and that Warner will be responsible for the payment of same; and that any future services that are requested by Clarendon will be paid for directly by Clarendon.

                    (l) Warner will perform, or will cause MDA Services, Inc. to perform, any other act necessary or desirable in Clarendon's reasonable judgment to enable Clarendon to assume the servicing of the Clarendon Insurance Services Business.

               6.5  Covenant to Maintain Errors and Omissions Insurance.  Warner
                    ---------------------------------------------------
     covenants and agrees to maintain its current third party administrators professional liability insurance coverage of $5,000,000 in the aggregate through December 31, 1996, naming Clarendon as its interest may appear, and Warner represents and warrants to Clarendon that such insurance is in full force and effect and fully paid for.

               6.6  Covenant to Execute Services Contract Release and to Pay the
                    ------------------------------------------------------------
     Settlement Payment.  On the Closing Date, Warner covenants and agrees to
     ------------------
     execute and deliver the Services Contract Release and to pay the Settlement Payment.

               6.7  Representations and Warranties.  All representations and
                    ------------------------------
     warranties of Warner contained in this Settlement Agreement shall be true and correct as of the date hereof and on the Closing Date as though made on and as of such Closing Date. Warner shall have complied with all of its covenants and obligations under this Agreement in all material respects.

               Section 7.  Covenants of Clarendon.
                           ----------------------

               7.1  Covenant to Execute Services Contract Release.  On the
                    ---------------------------------------------
     Closing Date, Clarendon shall execute the Services Contract Release.

               7.2  Covenant as to Clarendon Insurance Services Business.
                    ----------------------------------------------------
     Clarendon acknowledges that from March 1, 1996 through and including the Closing Date, the Clarendon Insurance Services Business, which had been previously serviced by Warner under the Services Contract, has been serviced by MDA Services, Inc. Clarendon covenants and agrees that from and after the Closing Date, Clarendon will provide for the servicing of its Clarendon Insurance Services Business at its own cost and expense and that Warner shall not be liable in any manner therefor except as otherwise expressly provided in this Agreement.

               7.3  Representations and Warranties.  All representations and
                    ------------------------------
     warranties of Clarendon contained in this Settlement Agreement shall be true and correct commencing as of the date hereof and on the Closing Date as though made on and as of such Closing Date.

               Section 8.  Survival; Indemnification.  The representations,
                           -------------------------
     warranties, covenants and agreements of Warner on the one hand, and Clarendon on the other hand, contained in this Settlement Agreement and the Services Contract Release shall survive and remain operative and in full force following the execution and delivery of this Settlement Agreement and the Services Contract Release, respectively. The following provisions are applicable to claims made under the Settlement Agreement and the Services Contract Release:

               8.1  Obligation of Warner to Indemnify.  Warner hereby agrees to
                    ---------------------------------
     indemnify, defend and hold harmless Clarendon (and its directors, officers, employees, affiliates and assigns) from and against all claims, losses, suits, proceedings, demands, judgments, damages, expenses and costs (including reasonable attorneys' fees and disbursements) (collectively, "Losses") which Clarendon may incur relating to any material inaccuracy in, or any material breach of, any representation, warranty, covenant or agreement of Warner contained in this Settlement Agreement or the Services Contract Release.

               8.2  Obligation of Clarendon to Indemnify.  Clarendon hereby
                    ------------------------------------
     agrees to indemnify, defend and hold harmless Warner (and its directors, officers, employees, affiliates and assigns) from and against any Losses which it may incur arising from any material inaccuracy in, or any material breach of, any representation, warranty, covenant or agreement of Clarendon contained in this Settlement Agreement or the Services Contract Release.

               8.3  Notice to Indemnitor.  Promptly after any party hereto has
                    --------------------
     knowledge of any matter for which it intends to seek indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall, if a claim for indemnity with respect thereto is to be made against any party hereto obligated to provide indemnification under Sections 8.1 or 8.2 hereof (the "Indemnitor"), give the Indemnitor written notice of such claim or the commencement of such action or proceeding, in all cases within sufficient time to respond to such claim or to answer or otherwise plead in any such action. Such notice shall be a condition precedent to the Indemnitor's obligation to provide indemnification under this Section 8.

               8.4  Right to Defend; Compromise of Claims.  The Indemnitor shall
                    -------------------------------------
     have the duty to defend and right to compromise, at its own expense and by its own counsel, any matter involving the asserted liability of any Indemnitee; provided, however, that no compromise of any claim shall be
                 --------  -------
     made without the consent of the Indemnitee unless such compromise results in the full and unconditional release of all claims against the Indemnitee by the party asserting such claim. The opportunity to compromise or defend as herein provided shall be a condition precedent to any liability of an Indemnitor under the provisions of this Section 8.4. If any Indemnitor shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnitee of its intention to do so. The Indemnitee at Indemnitor's expense shall cooperate with the Indemnitor and its counsel in the defense against any such asserted liability and in any compromise thereof. Such cooperation shall include, but not be limited to, furnishing the Indemnitor with any books, records or information reasonably requested by the Indemnitor and taking such action as the Indemnitor may reasonably request to mitigate or reduce any claim. After an Indemnitor has notified an Indemnitee of its intention to defend any asserted liability, the Indemnitor shall not be liable for any additional legal expenses incurred by the Indemnitee unless the Indemnitor fails to prosecute the defense of such claim. If the Indemnitor shall desire to compromise any such asserted liability by the payment of a liquidated amount which the party asserting such liability is willing to accept in exchange for fully and unconditionally releasing all claims against the Indemnitee, and the Indemnitee shall refuse to consent to such compromise, then the Indemnitor's liability under this Section 8 with respect to such asserted liability shall be limited to the amount so offered in compromise. Under no circumstances shall the Indemnitee compromise any asserted liability without the written consent of the Indemnitor.

               Section 9.  Miscellaneous.
                           -------------

               9.1  Entire Agreement.  This Settlement Agreement and the
                    ----------------
     Services Contract Release contain the entire agreement between Warner and Clarendon with respect to the matters set forth herein and supersede all prior agreements and understandings among them as to the subject matter thereof. No party shall be bound by nor shall be deemed to have made any representations, warranties or covenants except those contained herein.

               9.2  Benefits.  All of the terms and provisions of this
                    --------
     Settlement Agreement and the Services Contract Release shall bind and inure to the benefit of Warner and Clarendon and their respective successors and assigns.

               9.3  Notices, Etc.  All notices, requests, consents and other
                    ------------
     communications hereunder shall be in writing and shall be deemed to be duly given (i) upon receipt, if personally delivered with receipt acknowledged,
     (ii) not less than three (3) business days after mailing, if mailed by registered or certified mail, first class, postage prepaid, and (iii) on the next business day, if delivered by a nationally recognized overnight courier service or if transmitted by facsimile machine addressed as follows:

               (i)    if to Warner:

                      Warner Insurance Services, Inc.
                      18-01 Pollitt Drive
                      Fair Lawn, New Jersey 07410
                      Attention: President
                      Tel: (201) 794-4800
                      Fax: (201) 791-9113

                      with a copy to:

                      Reid & Priest LLP
                      40 West 57th Street
                      New York, New York 10019
                      Attention:  Leonard Gubar, Esq.
                      Tel:  (212) 603-2000
                      Fax:  (212) 603-2001

     or to such other address or such other person(s) as Warner may designate by written notice to the other parties hereto.

               (ii)   if to Clarendon:

                      Clarendon National Insurance Company
                      1177 Avenue of the Americas
                      Floors 44 and 45
                      New York, New York 10036
                      Attention:  Mr. Ralph Milo
                      Tel:  (212) 805-9700
                      Fax:  (212) 805-9800

                      with a copy to

                      Alan B. Litner, Esq.
                      18 East 48th Street
                      New York, New York 10017
                      Tel:  (212) 758-4255
                      Fax:  (212) 644-5609

     or to such other address or such the person(s) as each Customer may designate by written notice to the other parties hereto.

               9.4  Governing Law; Submission to Jurisdiction.  (i)  This
                    -----------------------------------------
     Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

                  (ii) The parties hereto (A) submit for themselves in any legal action or proceeding relating to the enforcement of the rights of and obligations under this Agreement to the jurisdiction of the New York State Supreme Court, New York County, Commercial Part and the appellate courts therefrom, (B) consent that any such action or proceeding shall be brought in such courts, and waive any objection each may have now or hereafter have to the venue of any such action or proceeding in any such court, (C) agree that service of process of any such action or proceeding may be effected by certified mail (or substantially similar form of mail), postage prepaid, to the appropriate party at its address as set forth herein and service made shall be deemed to be completed upon the earlier of actual receipt or five
     (5) days after the same shall have been posted as aforesaid, and (D) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

               9.5  Severability.  If any provision of this Settlement Agreement
                    ------------
     shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Settlement Agreement, and this Settlement Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

               9.6  Modification, Waivers, Etc.  Neither this Settlement
                    ---------------------------
     Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

               9.7  Captions.  The captions of sections and subsections of this
                    --------
     Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               9.8  Further Assurances.  At any time and from time to time, upon
                    ------------------
     the reasonable request of any party hereto, the requested party shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the requesting party may reasonably request in order to fully effect this Agreement.

               9.9  Counterparts.  This Agreement may be executed in several
                    ------------
     counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto either individually or by their duly authorized representatives have caused this Settlement Agreement to be executed and delivered in their respective names as of the date and year first above written.

                              WARNER INSURANCE SERVICES, INC.



                              By: /s/ Raul F. Calvo
                                 ------------------------------------
                                 Name:  Raul F. Calvo
                                 Title:  Vice President


                              CLARENDON NATIONAL INSURANCE COMPANY



                              By: /s/ Ralph Milo
                                 ------------------------------------
                                 Name:  Ralph Milo
                                 Title:  President